UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2014

INTEGRATED DRILLING EQUIPMENT HOLDINGS CORP.

(formerly Empeiria Acquisition Corp.)

(Exact name of registrant as specified in its charter)

________________________

Delaware (State or other jurisdiction of incorporation)	000-54417 (Commission File Number)	27-5079295 (IRS Employer Identification No.)

25311 I-45
Woodpark Business Center, Bldg. 6
Spring, TX	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 465-9393

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 18, 2014, Integrated Drilling Equipment Holdings Corp., a Delaware corporation (the “Company”), dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm effective immediately and, on September 23, 2014, engaged Whitley Penn LLP (“Whitley Penn”) to serve as the Company’s independent registered public accounting firm. The decision to change independent registered public accounting firms was approved by the Audit Committee of the Company’s Board of Directors.

The reports of PwC on the consolidated financial statements of the Company as of and for the years ended December 31, 2013 and 2012 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended December 31, 2013 and 2012, and during the subsequent interim period through September 18, 2014, (i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the consolidated financial statements for such years and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except that as of December 31, 2013, management's assessment of the effectiveness of the Company's internal control over financial reporting identified a material weakness in the design and operation of the Company’s internal controls over the recording and review of journal entries for validity, accuracy and completeness for substantially all significant accounts. Specifically, certain accounting personnel have the ability to prepare and post journal entries without an independent review that is designed with sufficient rigor and precision to prevent or detect an error. While this control deficiency did not result in any audit adjustments for the year ended December 31, 2013, this control deficiency could result in a misstatement of substantially all financial statement accounts that would result in a material misstatement to the annual or interim consolidated financial statements and disclosures that would be not be prevented or detected. PwC discussed this control deficiency with the Audit Committee of the Company’s Board of Directors and the Audit Committee has authorized PwC to discuss such control deficiency with Whitley Penn, the Company’s new independent registered public accounting firm, and to respond fully to any inquiries of Whitley Penn regarding such control deficiency.

The Company requested that PwC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of PwC’s letter, dated September 24, 2014, is filed as Exhibit 16.1 to this Form 8-K.

During the two fiscal years ended December 31, 2013 and 2012, and during the subsequent interim period through September 23, 2014, the Company has not consulted with Whitley Penn regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Whitley Penn concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Regulation S-K 304(a)(1)(iv) and the related instructions to Regulation S-K 304, or a reportable event, as that term is defined in Regulation S-K 304(a)(1)(v).

Item 9.01 Financial Statements and Exhibits.

Sub Item (d): Exhibits.

The following exhibits are provided herewith:

Exhibit Number	Description

16.1	Letter from PricewaterhouseCoopers LLP, dated September 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2014	Integrated Drilling Equipment Holdings Corp.

	By:	/s/ Michael Dion
Name: Michael Dion
Title: Chief Financial Officer

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